Exhibit 10.6

Amendment No. 5
Employee Stock Ownership Plan
of	Document:	DC #3181992
Westfield Financial, Inc.	Draft Date:	12/14/10

Effective as of January 1, 2002	Board of Directors
Incorporating Amendment Nos. 1, 2, 3 and 4	Approval Date:	12/21/2010

AMENDMENT

I.	Article VIII – Section 8.2(c)(viii) of the Plan shall be amended, effective as of January 1, 2009, by adding the following sentence to the end thereof:

Effective for Plan Years beginning on or after January 1, 2009, in accordance with Section 105(b) of the Heroes Earnings Assistance and Relief Tax Act of 2008 and the guidance promulgated thereunder, “Section 415 Compensation” also includes any differential wage payments, which (1) are made by the Company to an individual with respect to any period during which the individual is performing services in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) while on active duty for a period of more than 30 days, and (2) represent all or a portion of the wages the individual would have received from the Company if the individual were performing service for the Company; provided that all employees of the Company performing services in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) are entitled to receive differential wage payments on reasonably equivalent terms.

II.	Article X – Section 10.3 of the Plan shall be amended, effective as of March 1, 2006, in its entirety to read as follows:

Section 10.3          Distributions for Diversification of Investments.

  (a)           Notwithstanding section 10.2, each Qualified Participant may:

(i)           during the first 90 days of each of the first five Plan Years to begin after the Plan Year in which he first becomes a Qualified Participant, elect that such percentage of the balance credited to his Account as he may specify, but in no event more than 25% of the balance credited to his Account, be either distributed to him pursuant to this section 10.3(a)(i) or transferred to the 401(k) Plan as Adopted by Westfield Bank to the extent permitted by such plan, no later than 90 days after the last day that such election may be made; and

(ii)          during the first 90 days of the sixth Plan Year to begin after the Plan Year in which he first becomes a Qualified Participant or of any Plan Year thereafter, elect that such percentage of the balance credited to his Account as he may specify, but in no event more than 50% of the balance credited to his Account, be either distributed to him pursuant to this section 10.3(a)(ii) or transferred to the 401(k) Plan as Adopted by Westfield Bank to the extent permitted by such plan, no later than 90 days after the last day that such election may be made.

For purposes of an election under this section 10.3, the balance credited to a Participant’s Account shall be the balance credited to his Account determined as of the last Valuation Date to occur in the Plan Year immediately preceding the Plan Year in which such election is made and the 25% and 50% limitations shall apply to such balance after the balance has been reduced by the amount of all amounts distributed or transferred to the 401(k) Plan as Adopted by Westfield Bank under this section 10.3.

(b)           An election made under section 10.3(a) shall be made in writing, in the form and manner prescribed by the Plan Administrator, and shall be filed with the Plan Administrator during the election period specified in section 10.3(a).  As soon as is practicable, and in no case later than 90 days following the end of the election period during which such election is made, the Plan Administrator shall take such actions as are necessary to cause the specified percentage of the balance credited to the Account of the Qualified Participant making the election to be distributed to such Qualified Participant.

(c)           An election made under section 10.3(a) may be changed or revoked at any time during the election period described in section 10.3(a) during which it is initially made.  In no event, however, shall any election under this section 10.3 result in more than 25% of the balance credited to the Participant’s Account being distributed to the Participant or transferred to the 401(k) Plan as Adopted by Westfield Bank, if such election is made during a Plan Year to which section 10.3(a)(i) applies, or result in more than 50% of the balance distributed to the Participant or transferred to the 401(k) Plan as Adopted by Westfield Bank, if such election is made during the Plan Year to which section 10.3(a)(ii) applies or thereafter.

  IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of Westfield Financial, Inc. pursuant to authority given by resolution of the Board of Directors.

WESTFIELD FINANCIAL, INC.

By: ________________________________

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